CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 18, 2008, relating to the financial statements and financial highlights of Virtus Real Estate Securities Fund and Virtus Multi-Sector Short Term Bond Fund and our reports dated November 19, 2008, relating to the financial statements and financial highlights of Virtus Foreign Opportunities Fund, Virtus Global Infrastructure Fund, Virtus International Real Estate Securities Fund, Virtus Alternatives Diversifier Fund, Virtus Wealth Builder Fund, Virtus Wealth Guardian Fund, Virtus Bond Fund, Virtus CA Tax-Exempt Bond Fund, Virtus Core Bond Fund, Virtus High Yield Fund, Virtus Money Market Fund, Virtus Multi-Sector Fixed Income Fund, Virtus Senior Floating Rate Fund, Virtus Global Opportunities Fund (formerly Virtus Worldwide Strategies Fund), and Virtus Market Neutral Fund, which appear in the September 30, 2008 Annual Reports to Shareholders of the aforementioned portfolios of Virtus Opportunities Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

Boston, Massachusetts
January 27, 2009